Exhibit 99.1

eGain Reports 30% Growth Year Over Year in Recurring Revenue

 in Q3 2018

Sunnyvale, CA (May 7, 2018) – eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2018 third quarter ended March 31, 2018.

Fiscal 2018 Third Quarter Financial Highlights

•	SaaS revenue was $8.9 million, up 74% year over year from Q3 2017.
•	Total revenue, excluding legacy license revenue, was $15.6 million, up 23% year over year from Q3 2017.
•	Recurring revenue was $13.2 million, up 30% year over year and 84% of total revenue.
•	Recurring revenue gross margin was 75%, up from 69% in Q3 2017.
•

GAAP operating income was $444,000, compared to a GAAP operating loss of $1.8 million in Q3 2017, and non-GAAP operating income was $1.3 million, compared to non-GAAP operating loss of $1.2 million in Q3 2017.

•

GAAP net loss was $99,000, or $(0.00) per share on a basic and diluted basis, compared to a GAAP net loss of $2.5 million, or $(0.09) per share on a basic and diluted basis, for Q3 2017. Non-GAAP net income was $713,000, or $0.03 per share on a basic basis and $0.02 per share on a diluted basis, compared to a non-GAAP net loss of $1.9 million or $(0.07) per share on a basic and diluted basis, for Q3 2017.

•	Cash provided by operations for the first nine months of fiscal 2018 was $8.3 million, compared to cash provided by operations of $1.5 million in the prior year period.
•	Total deferred revenue was $71.1 million as of March 31, 2018, up 33% from $53.4 million as of March 31, 2017.
•	Total cash and cash equivalents as of March 31, 2018, was $10.9 million, compared to $10.6 million as of June 30, 2017.

Ashu Roy, eGain CEO, commented, “We are pleased with the sustained quarterly performance in our first year as a SaaS business. We are making good progress on our top goals of customer satisfaction, partner enablement, and platform innovation.”

Non-GAAP Financial Measures

These reported results include non-GAAP operating income/(loss) and non-GAAP net income/(loss) as supplemental information relating to our operating results. Non-GAAP operating income/(loss) is defined as operating income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP net income/(loss) is defined as net income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Recurring revenue is made up of SaaS revenue and legacy support revenue. SaaS revenue includes ratable revenue from cloud subscription, term and ratable licenses and associated support contracts. Legacy support is revenue associated with perpetual license arrangements the Company is no longer selling. Total deferred revenue includes both GAAP deferred revenue and non-GAAP unbilled deferred revenue that remains off balance sheet, collectively representing contractual commitments that have not been recognized as revenue. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Daylight Time. To access the live call, please dial (800) 263-0877 (U.S. toll free) or (323) 794-2094  (international), and give the participant pass code 2370860. A live webcast of the call and slide presentation can be accessed from the investors section at www.egain.com. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and remain in effect for one week. To access the replay dial-in information, please click here. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in an omnichannel world. To learn more about eGain, visit www.egain.com.

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include our belief that we will see benefits to the Company from new product releases and that we will continue to see benefits to the Company from our transition to a SaaS based business, including growth in our SaaS and recurring revenue, improvements in our recurring revenue gross margin, increased operating income and net income, and increased cash from operations, among other matters.  The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: risks associated with new product releases; risks that our SaaS based revenue model and lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; the success of organization changes; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 26, 2017 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Group Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egain@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$10,934	$10,627
Restricted cash	6	6
Accounts receivable, net	6,722	7,201
Deferred commissions	901	690
Prepaid expenses	1,194	1,737
Other current assets	590	370
Total current assets	20,347	20,631
Property and equipment, net	679	1,059
Deferred commissions, net of current portion	570	694
Intangible assets, net	1,237	2,748
Goodwill	13,186	13,186
Other assets	1,584	1,433
Total assets	$37,603	$39,751

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,074	$2,363
Accrued compensation	5,358	4,339
Accrued liabilities	1,265	2,364
Deferred revenue	22,292	18,332
Capital lease obligations	65	108
Bank borrowings	229	805
Total current liabilities	31,283	28,311
Deferred revenue, net of current portion	7,294	4,887
Capital lease obligations, net of current portion	1	42
Bank borrowings, net of current portion	6,921	14,802
Other long term liabilities	1,295	1,330
Total liabilities	46,794	49,372
Stockholders' deficit:
Common stock	28	27
Additional paid-in capital	345,410	343,367
Notes receivable from stockholders	(85)	(83)
Accumulated other comprehensive loss	(1,818)	(1,663)
Accumulated deficit	(352,726)	(351,269)
Total stockholders' deficit	(9,191)	(9,621)
Total liabilities and stockholders' deficit	$37,603	$39,751

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenue:
Recurring	$13,213	$10,137	$37,420	$31,982
Legacy license	151	1,156	403	4,224
Professional services	2,381	2,557	7,895	7,388
Total revenue	15,745	13,850	45,718	43,594
Cost of revenue:
Cost of recurring	3,299	3,149	9,485	8,876
Cost of legacy license	18	24	58	35
Cost of professional services	2,118	2,486	6,907	6,875
Total cost of revenue	5,435	5,659	16,450	15,786
Gross profit	10,310	8,191	29,268	27,808
Operating expenses:
Research and development	3,641	3,360	10,780	10,266
Sales and marketing	4,360	5,102	13,255	15,883
General and administrative	1,865	1,560	5,439	5,053
Total operating expenses	9,866	10,022	29,474	31,202
Income (loss) from operations	444	(1,831)	(206)	(3,394)
Interest expense, net	(215)	(470)	(798)	(1,351)
Other income (expense), net	(188)	12	(349)	47
Income (loss) before income tax provision	41	(2,289)	(1,353)	(4,698)
Income tax provision	(140)	(226)	(102)	(1,277)
Net loss	$(99)	$(2,515)	$(1,455)	$(5,975)

Per share information:
Basic and diluted net loss per common share	$(0.00)	$(0.09)	$(0.05)	$(0.22)
Weighted average shares used in computing basic and diluted net loss per common share	27,350	27,105	27,258	27,107

Summary of amortization of purchased intangibles from business combinations in the costs and expenses above:
Cost of revenue	$67	$67	$201	$201
Research and development	437	437	1,310	1,311
Sales and marketing	—	—	—	67
General and administrative	—	—	—	8
	$504	$504	$1,511	$1,587

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$51	$33	$260	$112
Research and development	59	57	444	226
Sales and marketing	74	1	266	117
General and administrative	124	39	393	134
	$308	$130	$1,363	$589

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Income (loss) from operations	$444	$(1,831)	$(206)	$(3,394)
Add:
Stock-based compensation	308	130	1,363	589
Amortization of intangible assets	504	504	1,511	1,587
Non-GAAP income (loss) from operations	$1,256	$(1,197)	$2,668	$(1,218)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net loss	$(99)	$(2,515)	$(1,455)	$(5,975)
Add:
Stock-based compensation	308	130	1,363	589
Amortization of intangible assets	504	504	1,511	1,587
Non-GAAP net income (loss)	$713	$(1,881)	$1,419	$(3,799)
Per share information:
GAAP basic and diluted net loss per common share	$(0.00)	$(0.09)	$(0.05)	$(0.22)
Non-GAAP net income (loss) per common share:
Basic	$0.03	$(0.07)	$0.05	$(0.14)
Diluted	$0.02	$(0.07)	$0.05	$(0.14)
Weighted average shares used in computing GAAP and non-GAAP net income (loss) per common share:
Basic	27,350	27,105	27,258	27,107
Diluted	29,048	27,105	27,518	27,107

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	March 31,		Growth	Constant currency
	2018	2017	rates	growth rates [1]
Total Deferred Revenue
- GAAP deferred revenue on balance sheet	$29,586	$19,662
- Unbilled and uncollected contractual commitments	41,525	33,788
	$71,111	$53,450	33%	27%

	Three Months Ended				Nine Months Ended
	March 31,		Growth	Constant currency	March 31,			Growth	Constant currency
	2018	2017	rates	growth rates [1]	2018	2017		rates	growth rates [1]

Revenue:
- SaaS Revenue	$8,912	$5,112	74%	67%	$23,351		$17,118	36%	33%
- Legacy Support	4,301	5,025	-14%	-20%	14,069		14,864	-5%	-9%
GAAP Recurring	$13,213	$10,137	30%	24%	$37,420		$31,982	17%	14%
GAAP License	151	1,156	-87%	-90%	403		4,224	-90%	-91%
GAAP Professional services	2,381	2,557	-7%	-11%	7,895		7,388	7%	4%
GAAP Total revenue	$15,745	$13,850	14%	8%	$45,718		$43,594	5%	2%

Cost of revenue:
GAAP recurring	$3,299	$3,149			$9,485		$8,876
Add back:
Amortization of acquired intangible assets	(67)	(67)			(201)		(201)
Non-GAAP recurring	$3,232	$3,082			$9,284		$8,675

GAAP professional services	$2,118	$2,486			$6,907		$6,875
Add back:
Stock-based compensation expense	(51)	(33)			(260)		(112)
Non-GAAP professional services	$2,067	$2,453			$6,647		$6,763

GAAP total cost of revenue	$5,435	$5,659			$16,450		$15,786
Add back:
Stock-based compensation expense	(51)	(33)			(260)		(112)
Amortization of acquired intangible assets	(67)	(67)			(201)		(201)
Non-GAAP total cost of revenue	$5,317	$5,559	-4%	-7%	$15,989		$15,473	3%	1%

Gross profit:
Non-GAAP recurring	$9,981	$7,055			$28,136		$23,307
Non-GAAP license	133	1,132			345		4,189
Non-GAAP professional services	314	104			1,248		625
Non-GAAP total gross profit	$10,428	$8,291	26%	18%	$29,729		$28,121	6%	2%

Operating expenses:
GAAP research and development	$3,641	$3,360			$10,780		$10,266
Add back:
Stock-based compensation expense	(59)	(57)			(444)	`	(226)
Amortization of acquired intangible assets	(437)	(437)			(1,310)		(1,311)
Non-GAAP research and development	$3,145	$2,866	10%	5%	$9,026		$8,729	3%	1%

GAAP sales and marketing	$4,360	$5,102			$13,255		$15,883
Add back:
Stock-based compensation expense	(74)	(1)			(266)		(117)
Amortization of acquired intangible assets	—	—			—		(67)
Non-GAAP sales and marketing	$4,286	$5,101	-16%	-22%	$12,989		$15,699	-17%	-19%

GAAP general and administrative	$1,865	$1,560			$5,439		$5,053
Add back:
Stock-based compensation expense	(124)	(39)			(393)		(134)
Amortization of acquired intangible assets	—	—			—		(8)
Non-GAAP general and administrative	$1,741	$1,521	14%	9%	$5,046		$4,911	3%	2%

GAAP operating expenses	$9,866	$10,022			$29,474		$31,202
Add back:
Stock-based compensation expense	(257)	(97)			(1,103)		(477)
Amortization of acquired intangible assets	(437)	(437)			(1,310)		(1,386)
Non-GAAP operating expenses	$9,172	$9,488	-3%	-9%	$27,061		$29,339	-8%	-10%

[1]

Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.